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                                                                     Exhibit 3.B


[PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]


                        CONSENT OF JAMES BERNSTEIN, ESQ.


                                 April 19, 2001


Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 33-42133).


                                                       /s/ James Bernstein
                                                       James Bernstein
                                                       Assistant Secretary